Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-248493 and No. 333-271575 on Form N-2 of our report dated May 24, 2024, with respect to the financial statements and financial highlights of Nuveen Taxable Municipal Income Fund and Nuveen Select Tax-Free Income Portfolio.

/s/ KPMG LLP

Chicago, Illinois

June 4, 2024